Exhibit 4.1
                                  -----------



COITTONWOOD TRRMSFEA MWOONIOM
                             58+3 Suit eta St.






                       oaoooaoc~~ooe aepo vaooooo(degree)
                                        -
    ooooep
  i  ________________________________MVP \CUISITIONS, INS',
                                     --- ------------ -----
  ~~

(degree)oOaeooonnooooonoo'~_coooeoonoceoce ~ (degree)oo,- __
------------------------------------------
    ~ -.. :;. ~ (degree)' ~pp~

                      AUTHORIZE[) STOCK: 75eooooaoo SHARES
                                     a(degree)oooooomoooo.~_ooooaoonoooocce
                           PAR VALUE SO.OO1 PER SNARE









    THIS CERTIFIES THAT




    IS THE RECORD HOLDER OF


                            ACTIVE ACQUISI?IONS, INC.

    transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

           Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
   Dated:








                   SECRETARY                        %         `~t1POR,gTF . 1 /~
                   PRESIDENT                        I/

                                                     I     ~      My         i